As filed with the Securities and Exchange Commission on February 4, 2004

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A/A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

DAYSTAR TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	84-1390053
(State of Incorporation)	(I.R.S. Employer Identification No.)

900 Golden Gate Terrace, Suite A Grass Valley, CA 95945	95945
(Address of principle executive offices)	(zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

N/A

(Title of Class)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to general Instruction A.(d), check the following box. ☒

Securities Act registration statement file number to which this form relates:

REGISTRATION NO. 333-110337

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $0.01 par value per share

Class A Public Warrant, right to purchase one share of Common Stock

Class B Public Warrant, right to purchase one share of Common Stock

Unit, one share of Common Stock, one Class A Warrant, and two Class B Warrants

(Title of each class to be so registered)

ITEM 1.	DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

Incorporated herein by reference to the Description of Securities section of the Registrant’s Registration Statement on Form SB-2 (File No. 333-110337), filed on November 7, 2003, as amended by Amendment No. 1, filed on December 3, 2003, Amendment No. 2, filed on December 24, 2003, Amendment No. 3, filed on January 21, 2004, Amendment No. 4, filed on January 30, 2004 and as further amended from time to time.

ITEM 2.	EXHIBITS

EXHIBIT NO.	DESCRIPTION

1.	Registrant’s Amended and Restated Certificate of Incorporation, incorporated herein by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form SB-2 (File No. 333-110337), as amended on December 31, 2003, incorporated herein by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form SB-2 (File No. 333-110337).

2.	Registrant’s Amended and Restated Bylaws, incorporated herein by reference to Exhibit 3.3 to the registrant’s Registration Statement on Form SB-2 (File No. 333-110337).

3.	Form of Common Stock Certificate, incorporated herein by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form SB-2 (File No. 333-110337).

4.	Form of Class A Public Warrant, incorporated herein by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form SB-2 (File No. 333-110337).

5.	Form of Class B Public Warrant, incorporated herein by reference to Exhibit 4.3 to the Registrant’s Registration Statement on Form SB-2 (File No. 333-110337).

6.	Form of Unit Certificate, incorporated herein by reference to Exhibit 4.4 to the Registrant’s Registration Statement on Form SB-2 (File No. 333-110337).

7.	Form of Warrant Agent Agreement, incorporated herein by reference to Exhibit 4.5 to the Registrant’s Registration Statement on Form SB-2 (File No. 333-110337).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

DAYSTAR TECHNOLOGIES, INC.
Date:	February 4, 2004
		By:	/s/ JOHN R. TUTTLE

John R. Tuttle Chief Executive Officer